Form 10-Q

Exhibit 10.6
THE TIMBERLAND COMPANY
2007 INCENTIVE PLAN
Restricted Stock Award Agreement
          The Timberland Company (the “Company”) hereby awards, effective as of <<Date>> to <<Employee Name>> (the “Executive”) <<Share Amount>>            shares of Restricted Stock of the Company’s Class A Common Stock (the “Stock”). This Award of Restricted Stock is made under The Timberland Company 2007 Executive Long Term Incentive Program (“2007 LTIP”), which was established under and pursuant to The Timberland Company 2007 Incentive Plan (the “2007 Plan”) (the “2007 LTIP” and “2007 Plan”, collectively hereafter referred to as the “Plan”), and is subject to the restrictions and conditions set forth below and in the Plan, which is incorporated herein by reference with the same effect as if set forth herein in full. All terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided. The term “vest” as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more shares of Restricted Stock. The Company’s Management Development and Compensation Committee of the Board of Directors approved this Award of Restricted Stock on <<Date>>.
     In consideration of the Company’s accepting this Restricted Stock Award Agreement and transferring to the Executive the shares of Stock provided for herein, the Executive hereby agrees with the Company as follows:
     1. The shares of Stock acquired by the Executive pursuant to this Restricted Stock Award Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan. The Executive understands that once a certificate has been delivered to the Executive in respect of shares of Stock acquired hereunder which have vested pursuant to Paragraph 2, the Executive will be free to sell the shares of Stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws.
     2. The shares acquired hereunder shall vest in accordance with the provisions of this Paragraph 2 and the applicable provisions of the Plan. Restricted Stock shall vest <<Vesting Terms>>, provided that the Executive shall vest in the shares only if he continues to be employed (without any break in employment) by the Company or its subsidiaries on the vesting dates. Notwithstanding the foregoing, the Executive (A) shall fully vest in the shares on the date (i) the Executive terminates his employment for Disability or (ii) the Executive’s employment terminates by reason of death and (B) shall partially vest in the shares on the date (i) the Executive’s employment is terminated by the Company without Cause or (ii) the Executive voluntarily terminates his employment for Good Reason; such partial vesting shall be determined by multiplying the number of unvested shares on the date employment terminates by a fraction the numerator of which is the number of full months the Executive was employed after the effective date of this Restricted Stock Award Agreement (or the number of full months the Executive was employed after the vesting that occurs on <<Vesting Date(s)>>) and the denominator of which is <<Vesting Terms>> (or <<Vesting Terms>> if the date employment terminates is after the vesting that occurs on <<Vesting Date(s)>>). In the event the Company terminates the Executive’s employment for Cause or the Executive voluntarily terminates employment with the Company and its subsidiaries without Good Reason, any shares of Stock acquired hereunder which are not vested shall be immediately forfeited to the Company without compensation to the Executive for such forfeited Stock.
3. For purposes of this Agreement:

Form 10-Q

(a)	“Cause” shall mean (i) the willful and continued failure of the Executive to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written specific demand by the Company’s Board of Directors for substantial performance is delivered to the Executive, (ii) fraud or dishonesty by the Executive with respect to the Company, or (iii) the Executive’s conviction of, or plea of nolo contendre to, any non-vehicular felony. The Company may treat a termination of the Executive’s employment as termination for Cause only after (A) giving the Executive written notice of the intention to terminate for Cause and of his right to a hearing in front of the Board of Directors of the Company and (B) conducting such hearing at least ten (10) days after such notice at which the Executive may be represented by counsel.

(b)	“Disability” shall mean eligibility by the Executive for benefits under the Company’s Long Term Disability Plan.

(c)	“Good Reason” shall mean resignation or other voluntary termination of employment by the Executive within the <<___>> days following (i) a permanent material reduction of the Executive’s duties and responsibilities or a permanent change in the Executive’s duties and responsibilities such that the Executive’s duties and responsibilities are materially inconsistent with the type of duties and responsibilities of the Executive in effect immediately prior to such reduction or change, (ii) a material reduction in the Executive’s compensation or Executive benefits if such reduction results in the Executive’s receiving compensation and benefits which are, in the aggregate, less than the compensation and benefits then currently received by the Executive (other than reductions of compensation or benefits applicable to management executives of the Company in general), or (iii) relocation of the Executive’s principal place of work without his consent to a location more than <<___>> miles from its current location, or (iv) the imposition, without the Executive’s consent, of a significant increase in the travel requirements that cause the Executive to be away from his principal place of work for a significantly greater period of time than prior to such increase.
4. The Executive hereby (i) acknowledges that the shares of Stock issued to the Executive under this Award of Restricted Stock may be held in book entry form on the books of Computershare (or another institution specified by the Company), and irrevocably authorizes the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested shares of Stock hereunder, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested shares of Stock that are forfeited hereunder. If unvested shares are held in book entry form, the Executive agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof. If certificates for the shares awarded hereunder are issued, the certificates for any unvested shares shall be held by the Company with blank stock powers to be used in the event of forfeiture.
     5. Any certificates representing unvested shares shall be held by the Company and any such certificate (and, to the extent determined by the Company, any other evidence of ownership of unvested shares) shall contain the following legend:

Form 10-Q

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE TIMBERLAND COMPANY 2007 INCENTIVE PLAN, THE TIMBERLAND COMPANY 2007 EXECUTIVE LONG TERM INCENTIVE PROGRAM, AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE TIMBERLAND COMPANY. COPIES OF SUCH PLANS AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE TIMBERLAND COMPANY.
     6. The Executive shall be entitled to any and all dividends or other distributions paid with respect to all shares of Restricted Stock acquired hereunder which have not been forfeited or otherwise disposed of and shall be entitled to vote any such shares; provided, however, that any property (other than cash) distributed with respect to a share of Restricted Stock (the “associated share”) acquired hereunder, including without limitation, a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Restricted Stock Award Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited to the Company if and when the associated share is so forfeited.
     7. The Executive expressly acknowledges that the Award or vesting of the shares of Restricted Stock acquired hereunder will give rise to “wages” subject to withholding except to the extent that the Executive has made an Internal Revenue Code Section 83(b) election within thirty (30) days of the date of this award. The Executive expressly acknowledges and agrees that his rights hereunder are subject to his paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Committee so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder) all taxes required to be withheld in connection with such Award or vesting.
     8. By executing this Restricted Stock Award Agreement, the Executive represents that he accepts this Award of Restricted Stock, agrees to the terms hereof, and acknowledges that he has received a copy of the Plan and is familiar with the terms and provisions of the Plan.
     9. The Company represents that this Restricted Stock Award Agreement and the shares have been duly authorized by the Company and the shares are validly issued, fully paid and nonassessable. The Company also represents that the shares and the 2007 Plan have been registered with the Securities and Exchange Commission under a valid Form S-8.

THE TIMBERLAND COMPANY

By:

ACCEPTED AND AGREED:

Date: